UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 31, 2013

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e 4 (c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2013, CPI Aerostructures, Inc. (the “Company”) entered into amendments of its employment agreements with each of Edward J. Fred, the Company’s Chief Executive Officer, Douglas McCrosson, the Company’s Chief Operating Officer and Vincent Palazzolo, the Company’s Chief Financial Officer (collectively, the “Executives”).

Mr. Fred’s amended and restated employment agreement with the Company, dated as of December 16, 2009 (as amended on November 4, 2011 and February 3, 2012), was amended to extend the end of its term from December 31, 2014 to December 31, 2016 and to provide for Mr. Fred’s base salary to be $400,000 for each of 2015 and 2016.  For each of 2015 and 2016, Mr. Fred may also be awarded a merit bonus in an amount not to exceed five percent of his base salary, such merit bonus, if any, to be determined in the sole discretion of the Compensation Committee (the “Committee”) of the Company on the basis of Mr. Fred’s attainment of individual performance goals.

Mr. McCrosson’s employment agreement with the Company, dated as of December 16, 2009 (as amended November 4, 2011), was amended to extend the end of its term from December 31, 2014 to December 31, 2016 and to provide for Mr. McCrosson’s base salary to be $275,000 for 2015.  Mr. McCrosson’s base salary for 2015 is subject to a merit increase of up to five percent of $275,000, such increase, if any, to be determined in the sole discretion of the Committee on the basis of Mr. McCrosson’s attainment of individual performance goals.  Mr. McCrosson’s base salary for 2016 will be at least equal to his base salary for 2015 (including any merit increase in base salary for 2015), subject to a merit increase of up to five percent, such increase, if any, to be determined in the sole discretion of the Committee on the basis of Mr. McCrosson’s attainment of individual performance goals.

Mr. Palazzolo’s employment agreement with the Company, dated as of December 16, 2009 (as amended on November 4, 2011), was amended to extend the end of its term from December 31, 2014 to December 31, 2016.  Mr. Palazzolo’s base salary for 2015 will be at least equal to his base salary for 2014, subject to a merit increase of up to five percent, such increase, if any, to be determined in the sole discretion of the Committee on the basis of Mr. Palazzolo’s attainment of individual performance goals.  Mr. Palazzolo’s base salary for 2016 will be at least equal to his base salary for 2015, subject to a merit increase of up to five percent, such increase, if any, to be determined in the sole discretion of the Committee on the basis of Mr. Palazzolo’s attainment of individuall performance goals.

Each of the Executives will continue to earn a performance bonus based on changes in the Company’s revenues and EBITDA from the prior year.  The target annual bonus for Messrs. Fred and Palazzolo remain unchanged from prior years; however, for 2015 and 2016, Mr. McCrosson’s target annual bonus will be increased from forty-five percent to fifty percent of his annual base salary.  The general method of calculating such bonuses remains the same, except that the growth targets for 2015 and 2016 have been modified as follows:

Growth	Percent of Base Salary Used to Calculate Bonus Amount

Decrease greater than 15%	No bonus
Decrease 10%	75% Decrease
Decrease 5%	50% Decrease
Flat	25% Decrease
Increase 2%	10% Decrease
Increase 5%	Baseline bonus
Increase 10%	10% Increase
Increase 20%	25% Increase
Increase 30%	50% Increase
Increase 50% or greater	75% Increase

All other provisions of the Executives’ respective employment agreements remain unchanged.

The foregoing descriptions of the amendments to each of Messers Fred’s, McCrosson’s and Palazzolo’s employment agreements are qualified in their entirety by reference to the full text thereof, which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

10.1	Letter agreement, dated October 31, 2013, between the Company and Edward J. Fred.

10.2	Letter agreement, dated October 31, 2013, between the Company and Douglas McCrosson.

10.3	Letter agreement, dated October 31, 2013, between the Company and Vincent Palazzolo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 1, 2013                                                               CPI AEROSTRUCTURES, INC.

By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer